Exhibit (c)(iii)

November 12, 2009 Draft Presentation to the
Special Committee of the Board of Directors of
The Orchard Enterprises, Inc.

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Indications of Value Summary
As of September 30, 2009
(000’s Except per Share Value)

Method	Indicated Value	Weight Applied	Weighted Value

Discounted Cash Flow Method	$30,344	40%	$12,138
Guideline Market Transaction Method	$37,037	40%	$14,815
Guideline Public Company Method	$46,764	20%	$9,353
Indication of Controlling, Marketable Equity Value			36,306
Less: Series A Preferred Stock Liquidation Preference			(24,993)
Residual Value Available for Common Shareholders			11,313
Divided by Common Shares Outstanding			6,396
Common Stock on a Per Share Value			$1.77

Note: Some amounts may not foot due to rounding

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Business Enterprise Value - Without eMusic Synergies and Private Company Cost Savings
Discounted Cash Flow Method
September 30, 2009
(000’s)

Aggressive Case	Q4 2009	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$(53)	$4,645	$6,054	$6,227	$6,291	$6,896	$7,172

Capitalized Residual Value							44,824

Present Value Mid-Year Discount Factor @ 20%	0.97747	0.87220	0.72683	0.60569	0.50474	0.42062	0.42062

Net Present Value of Cash Flow	(52)	4,051	4,400	3,772	3,175	2,901	18,854

Indicated Enterprise Value (Market Value of Invested Capital)							37,101
Less: Interest Bearing Debt							0
Plus- present value of NOL carryforward tax benefit after 2014							0
Less: Series A Preferred Stock Liquidation Preference							(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock							$12,108

Neutral Case	Q4 2009	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$(53)	$3,445	$4,719	$6,426	$5,378	$5,908	$6,144

Capitalized Residual Value							38,402

Present Value Mid-Year Discount Factor @ 20%	0.97747	0.87220	0.72683	0.60569	0.50474	0.42062	0.42062

Net Present Value of Cash Flow	(52)	3,005	3,430	3,892	2,715	2,485	16,153

Indicated Enterprise Value (Market Value of Invested Capital)							31,627
Less: Interest Bearing Debt							0
Plus- present value of NOL carryforward tax benefit after 2014							0
Less: Series A Preferred Stock Liquidation Preference							(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock							$6,634

Worst Case	Q4 2009	2010	2011	2012	2013	2014	Residual

Debt Free Cash Flow (Net Cash Flow to Invested Capital)	$(53)	$513	$1,421	$2,848	$3,803	$4,418	$4,595

Capitalized Residual Value							28,717

Present Value Mid-Year Discount Factor @ 20%	0.97747	0.87220	0.72683	0.60569	0.50474	0.42062	0.42062

Net Present Value of Cash Flow	(52)	447	1,033	1,725	1,920	1,858	12,079

Indicated Enterprise Value (Market Value of Invested Capital)							19,010
Less: Interest Bearing Debt							0
Plus- present value of NOL carryforward tax benefit after 2014							727
Less: Series A Preferred Stock Liquidation Preference							(24,993)
Indication of Controlling, Marketable Equity Value - Common Stock							$(5,256)

	Enterprise Value			Common Stock
	Indicated Enterprise Value	Probability	Probability Adjusted Value	Indicated Common Value	Probability	Probability Adjusted Value	Common Shares o/s	Common Share Price
Aggressive Case	$37,101	20%	$7,420	$12,108	20%	$2,422	6,396,115	$1.89
Neutral Case	31,627	60%	18,976	6,634	60%	3,980	6,396,115	$1.04
Worst Case	19,737	20%	3,947	0	20%	0	6,396,115	$0.00
Probability Adjusted			$30,344			$6,402	6,396,115	$1.00

PV of NOL CF Tax Savings
Per Client	NOL	Tax Rate	Tax Savings	PV Factor	PV of Tax Svgs

2015	3,135	40%	1,254	0.35052	440
2016	2,462	40%	985	0.29210	288
					727

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Guideline Company Transaction Method
September 30, 2009
(000’s)

Enterprise Value Approach:

	as of 9/30/09						Indicated
Selected Pricing	Normalized	Industry Multiples					Value
Multiple	(000’s)	Low	High	Mean	Median	Selected	(000’s)

MVIC/Revenues	$61,729	0.24	3.54	1.44	1.12	0.60	$37,037

		Indication of Market Value of Invested Capital					37,037
		Less: Interest Bearing Debt					-
		Indication of Controlling, Marketable Equity Value					$37,037

Note: Some amounts may not foot due to rounding

Multiple selected is lower than the median primarily due to: decline in economic conditions (DOW is off 30% from high) and several of the selected guideline transactions have positive EBITDA.

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Guideline Company Transaction Detail
September 30, 2009
(000’s)

			Sale	Latest Fiscal Year			MVIC/	MVIC/
Business Description	Target Company Name	Acquiring Company Name	Date	Revenues	EBITDA	MVIC	Revenues	EBITDA

Digital media and IPTV solutions provider	Visual Connection	KIT Digital,Inc	10/5/2008	10,356	N/M	4,344	0.42	N/M

Provides Audio services for content download and playback on personal computers	Audible, Inc.	Amazon.com Inc.	3/19/2008	101,979	2,326	277,377	2.72	119.25

Provider of video and audio content distribution to advertisers	Vyvz Ads Business	DG FastChannel, Inc.	6/5/2008	36,411	10,516	129,000	3.54	12.27

Distribution of program and advertising content to television and radio stations	Applied Graphics Technologies, Inc.	Digital Generation Systems, Inc.	6/10/2004	21,546	274	14,100	0.65	51.46

Distribution of entertainment programming and home video products	GoodTimes Entertainment	Gaiam Inc	9/13/2005	141,954	N/M	34,405	0.24	N/M

Digital distribution of motion pictures over the internet	Movielink	Blockbuster	8/8/2007	4,053	N/M	7,000	1.73	N/M

Markets and distributes digital images and provides visual content	Creatas LLC	Jupitermedia Corp	3/7/2005	43,073	2,949	60,400	1.40	20.48

Provides digital background music and messaging services via the internet	Trusonic Inc.	Fluide Media Networks, Inc.	10/17/2007	2,838	N/M	6,000	2.11	N/M

Provides downloadable mobile content including ringtones and background wallpaper and text alerts	Ringtone.com LLC	New Motion, Inc.	6/30/2008	10,226	N/M	8,653	0.85	N/M

Direct to consumer mobile internet content and services	AMV Holding Limited	Mandalay Media, Inc.	10/23/2008	29,497	4,244	22,522	0.76	5.31

Note: Some amounts may not foot due to rounding

Low							0.24	5.31
High							3.54	119.25
Mean							1.44	41.75
Median							1.12	20.48
Standard Deviation							1.08	46.77
Coefficient of Variation (Standard Deviation\Mean)							0.75	1.12

SOURCE: Pratt's Stats, Public Stats and Mergerstat
N/M = Not Meaningful
MVIC = Market Value of Invested Capital

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Conclusion of Value - Guideline Public Company Method
September 30, 2009
(000’s)

	Normalized						Indicated
Selected Pricing	as of September 30, 2009	Industry Multiples					Value
Multiple	(000’s)	Low	High	Mean	Median	Selected	(000’s)

MVIC/Revenues	$61,729	0.21	15.36	2.18	0.53	0.53	$32,716

		Indication of Minority, Market Value of Invested Capital					32,716
		Less: Interest Bearing Debt					-
		Add: Cash and Marketable Securities					4,695
		Indication of Minority, Marketable Equity Value					37,411
		Add: 25% Control Premium					9,353
		Indication of Controlling, Marketable Equity Value					$46,764

Note: Some amounts may not foot due to rounding

DRAFT
FOR DISCUSSION PURPOSES ONLY
SUBJECT TO REVISION

The Orchard Enterprises, Inc.
Guideline Public Company Method
As of September 30, 2009
(000’s)

				Limelight	Salary.Com, Inc.		Image		Internap	Fluid Music	LiveWire
Exchange/Symbol	Orchard	Glu Mobile, Inc.	EDGAR Online, Inc.	Networks, Inc.	and Subsidiaries	WebMediaBrands Inc.	Entertainment, Inc.	RealNetworks, Inc.	Network Services	Canada, Inc.	Mobile, Inc.
Last Twelve Months	NASDAQ: ORCD	NASDAQ: GLUU	NASDAQ: EDGR	NASDAQ: LLNW	NASDAQ: SLRY	NASDAQ: WEBM	NASDAQ: DISK	NASDAQ: RNWK	NASDAQ: INAP	Toronto; FMN - T	NASDAQ; INAP.PK
(LTM) Ending	September 30, 2009	June 30, 2009	June 30, 2009	June 30, 2009	June 30, 2009	June 30, 2009	June 30, 2009	June 30, 2009	June 30, 2009	June 30, 2009	June 30, 2009
Stock Price as of 10/27/09	$1.27	$1.07	$1.58	$3.60	$2.97	$0.65	$0.80	$4.03	$3.15	$1.80	$0.33
Shares Out (000)	6,396	29,663	26,734	84,457	16,146	36,732	21,856	134,784	50,725	52,522	46,010
Minority Value Indication	8,123	31,739	42,240	304,045	47,954	23,876	17,485	543,180	159,784	94,540	15,183
Preferred Stock	7,017	-	-	-	-	-	-	-	-	-	-
M.V. of Total Equity	15,140	31,739	42,240	304,405	47,954	23,876	17,485	543,180	159,784	94,540	15,183
Add: Short and Long Term Interest Bearing Debt	-	21,100	2,147	-	-	7,197	26,408	-	20,000	1,000	533
Less: Cash and Marketable Securities	4,695	12,811	1,431	164,303	17,018	5,520	241	362,000	54,514	13,884	7,325
Market Value of Invested Capital (Minority Value)	10,444	40,028	42,956	139,742	30,936	25,553	43,652	181,180	125,270	81,656	8,391

Comparative Balance Sheets:
Current Assets	19,368	45,291	4,131	198,449	26,971	12,153	802,000	470,000	88,395	15,775	14,539
Net Plant and Equipment	2,451	4,014	2,343	35,169	2,697	2,199	174,000	60,000	94,301	509	1,522
Other Assets	34,607	26,174	5,345	6,003	35,597	34,401	1,012,000	72,000	80,094	2,751	544
Total Assets	56,426	75,479	11,819	239,621	65,265	48,753	1,988,000	602,000	262,790	19,035	16,605

Current Liabilities Including Short Term Debt	22,533	38,336	6,942	25,742	44,245	7,915	90,000	203,000	29,435	4,644	7,826
Long Term Debt	-	6,125	1,647	-	-	7,197	200,000	-	20,000	-	257
Other Long Term Liabilities	-	10,498	206	4,640	3,734	1,772	17,000	20,000	28,907	711	1,984
Stockholder's Equity	33,893	20,520	3,024	209,239	17,286	31,869	1,681,000	379,000	184,448	13,680	6,538
Total Liabilities and Equity	56,426	75,479	11,819	239,621	65,265	48,753	1,988,000	602,000	262,790	19,035	16,605

Comparative Income Statements:
Revenues	61,729	86,118	18,353	134,522	44,198	122,683	121,798	581,097	257,907	5,317	14,647
Cost of Revenues	44,233	40,548	3,893	85,987	13,550	85,078	-	253,507	207,916	3,597	8,679
Gross Margin	17,496	45,570	14,460	48,535	30,648	37,605	121,798	327,590	49,991	1,720	5,968
Operating Expenses	21,741	74,800	16,776	91,985	52,775	46,643	128,984	426,971	62,699	8,955	22,339
Income (Loss) from Operations	(4,245)	(29,230)	(2,316)	(43,450)	(22,127)	(9,038)	(7,186)	(99,381)	(12,708)	(7,235)	(16,371)
Other Income (Expense)	-	-	-	-	-	-	-	-	-	-	-
Interest Income	14	281	37	2,592	294	483	-	7,057	(1,884)	344	223
Interest Expense	(48)	(786)	(468)	(44)	-	(5,071)	(3,074)	-	1,251	(107)	(374)
Earnings Before Tax (EBT)	(4,279)	(29,735)	(2,747)	(40,902)	(21,833)	(13,626)	(10,260)	(92,324)	(13,341)	(6,998)	(16,522)
Tax Expense (Benefit)	-	3,341	-	716	148	16,116	46	20,879	359	(3)	491
Net Income (Loss) From Continuing Operations	(4,279)	(33,076)	(2,747)	(41,618)	(21,981)	(29,742)	(10,306)	(113,203)	(13,700)	(6,995)	(17,013)
Depreciation and Amortization	1,822	13,453	1,685	28,022	5,635	20,114	(7,385)	35,789	30,964	1,437	4,161
Stock Based Compensation		1,194	1,403	18,581	9,260	3,956)	75	22,829	6,413	1,028	1,385
Gross Cash Flow (Net Income + Depreciation and Amortization)	(2,457)	(19,623)	(1,062)	(13,596)	(16,346)	(9,628)	(2,921)	(77,414)	17,264	(5,558)	(12,852)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	(2,423)	(15,777)	(631)	(15,428)	(16,492)	11,076	199	(63,592)	18,256	(5,798)	(12,210)
EBITDA + Stock Based Compensation	(2,423)	(14,583)	772	3,153	(7,232)	15,032	274	(40,763)	24,669	(4,770)	(10,825)
Earnings Before Interest and Taxes (EBIT)	(4,245)	(29,230)	(2,316)	(43,450)	(22,127)	(9,038)	(7,186)	(99,381)	(12,708)	(7,.235)	(16,371)

Earnings Per Share	$-0.67	$-1.12	$-0.10	$-0.49	$-1.36	$-0.81	$-0.47	$-0.84	$-0.27	$-0.13	$-0.37
Gross Margin/Revenues	28.3%	52.9%	78.8%	36.1%	69.3%	30.7%	100.0%	56.4%	19.4%	32.3%	40.7%
Operating Expenses/Revenues	35.2%	86.9%	91.4%	68.4%	119.4%	38.0%	105.9%	73.5%	24.3%	168.40%	152.5%
EBITDA/Revenues	-3.9%	-18.3%	-3.4%	-11.5%	-37.3%	9.0%	0.2%	-10.9%	7.1%	-109.0%	-83.4%
EBITDA + Stock Based Compensation/Revenues	-3.9%	-16.9%	4.2%	2.3%	-16.4%	12.3%	0.0%	-7.0%	9.6%	-89.7%	-73.9%
EBITDA/Revenues	-6.9%	-33.9%	-12.6%	-32.3%	-50.1%	-7.4%	-5.9%	-17.1%	-4.9%	-136.1%	-111.8%
Depr. & Amort./Revenues	3.0%	15.6%	9.2%	20.8%	12.7%	16.4%	6.1%	6.2%	12.0%	27.0%	28.4%
Depr. & Amort./Total Assets	3.2%	17.8%	14.3%	11.7%	8.6%	41.3%	0.4%	5.9%	11.8%	7.5%	25.1%
Net Income/Revenues	-6.9%	-38.4%	-15.0%	-30.9%	-49.7%	-24.2%	-8.5%	-19.5%	-5.3%	-131.6%	-116.2%
Net Income/Equity	-12.6%	-161.2%	-90.8%	-19.9%	-127.2%	-93.3%	-0.6%	-29.9%	-7.4%	-51.1%	-260.2%
Gross Cash Flow/Revenues	-4.0%	-22.8%	-5.8%	-10.1%	-37.0%	-7.8%	-2.4%	-13.3%	6.7%	-104.5%	-87.7%
Long Term Debt/Equity	0.0%	0.3	0.5	0.0	0.0	0.2	0.1	0.0	0.1	0.0	0.0
Working Capital	-3.165	6.955	-2.811	172,707	-17,274	4.238	712,000	267,000	58,960	11,131	6,713
Working Cap/Revenues	-5.1%	8.1%	-15.3%	128.4%	-39.1%	3.5%	584.6%	45.9%	22.9%	209.3%	45.8%
Current Ratio	0.9	1.2	0.6	7.7	0.6	1.5	8.9	2.3	3.0	3.4	1.9

Market Value of Invested Capital to:
Revenues	0.17	0.46	2.34	1.04	0.70	0.21	0.36	0.31	0.49	15.36	0.57
EBITDA	NM	NM	NM	NM	NM	2.31	219.36	NM	6.86	NM	NM
EBITDA + Stock Based Competition	NM	NM	55.64	44.32	NM	1.70	159.31	NM	5.08	NM	NM
EBIT	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM	NM

GLUU: Profile for Glu Mobile Inc. - Yahoo! Finance

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Glu Mobile, Inc. (GLUU)

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Glu Mobile, Inc.
2207 Bridgepointe Parkway
Suite 300
San Mateo, CA 94404
United States - Map
Phone: 650-532-2400
Fax: 650-532-2500
Web Site: http://www.glu.com

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DETAILS

Index Membership:	N/A
Sector:	Technology
Industry:	Multimedia & Graphics Software
Full Time Employees:	548

BUSINESS SUMMARY

Glu Mobile Inc. designs, markets, and sells games for mobile phones worldwide. The company□s games based on licensed intellectual property include Call of Duty, Deer Hunter, Diner Dash, Family Feud, The Dark Knight, Transformers, World Series of Poker, and Zuma; and original games based on its own intellectual property include Bonsai Blast, Get Cookin□, Brain Genius, My Hangman, Space Monkey, Stranded, and Super K.O. Boxing. It sells its products through wireless carriers and other distributors. The company was formerly known as Sorrent, Inc. and changed its name to Glu Mobile Inc. in May 2005. Glu Mobile Inc. was incorporated in 2001 and is headquartered in San Mateo, California with additional offices in the United Kingdom, France, Germany, Spain, Italy, Poland, China, Brazil, Russia, Sweden, Chile, Canada, and Mexico.

Key Statistics

CORPORATE GOVERNANCE

Glu Mobile, Inc.'s Corporate Governance Quotient (CGQ®) as of 1-Nov-09 is better than **65.5%** of CGQ Universe companies and **44.8%** of Software & Services companies.
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KEY EXECUTIVES

	Pay	Exercised
Mr. Greg Ballard J.D., 55 Chief Exec. Officer, Pres and Exec. Director	$ 442.00K	$ 348.00K
Mr. Eric R. Ludwig, 40 Chief Financial Officer, Principal Accounting Officer, Sr. VP and Assistant Sec.	$ 279.00K	$ 0
Mr. Alessandro Galvagni, 39		

http://finance.yahoo.com/q/pr?s=gluu

11/6/2009

Table of Contents

GLU MOBILE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except per share data)

NOTE 1 — THE COMPANY

Glu Mobile Inc. (the "Company" or "Glu") was incorporated in Nevada in May 2001 and reincorporated in the state of Delaware in March 2007. The Company creates mobile games and related applications based on third-party licensed brands and other intellectual property, as well as its own original intellectual property.

In March 2007, the Company completed its initial public offering ("IPO") of common stock in which it sold and issued 7,300 shares at an issue price of $11.50 per share. The Company raised a total of $83,950 in gross proceeds from the IPO, or approximately $74,758 in net proceeds after deducting underwriting discounts and commissions of $5,877 and other offering costs of $3,315. Upon the closing of the IPO, all shares of redeemable convertible preferred stock outstanding automatically converted into 15,680 shares of common stock.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Company's cash and cash equivalents were $19,166 as of December 31, 2008. During the year ended December 31, 2008, the Company used $5,889 of cash in operating activities and $31,673 of cash in investing activities. The Company expects to continue to fund its operations and satisfy its contractual obligations for 2009 primarily through its cash and cash equivalents, borrowings under the revolving credit facility, cash repatriated from China and cash generated by operations during the latter half of 2009. However, there can be no assurances that the Company will be able to generate positive operating cash flow during the latter half of 2009 or beyond. The Company believes its cash and cash equivalents, including cash flows from operations, borrowings under the credit facility and its ability to repatriate cash from its foreign locations will be sufficient to meet its anticipated cash needs for at least the 12 months to December 31, 2009. However, the Company's cash requirements for that 12-month period may be greater than anticipated due to, among other reasons, lower than expected cash generated from operating activities including the impact of foreign currency rate changes, revenues that are lower than currently anticipated, greater than expected operating expenses, usage of cash to fund its foreign operations, unanticipated limitations or timing restrictions on its ability to access funds that are held in its non-U.S. subsidiaries, a deterioration of the quality of our accounts receivable, which could lower the borrowing base under our credit facility, and any failure on the Company's part to remain in compliance with the covenants under the revolving credit facility. The Company's expectations regarding cash sufficiency assume that revenues will be sufficient to enable it to comply with the credit facility EBIDTA covenant. If revenues are lower than anticipated, the Company will be required to reduce its operating expenses to remain in compliance with this financial covenant. However, reducing operating expenses will be very challenging for the Company, since it undertook restructuring activities in the fourth quarter of 2008 that reduced operating expenses significantly from second quarter 2008 levels. Should the Company be required to further reduce operating expenses, it could have the effect of reducing revenues. If the Company's cash sources are insufficient to satisfy the Company's cash requirements, the Company may be required to sell convertible debt or equity securities to raise additional capital or to increase the amount available to the Company for borrowing under the Company's credit facility. The Company may be unable to raise additional capital through the sale of securities, or to do so on terms that are favorable to it, particularly given current capital market and overall economic conditions. Any sale of convertible debt securities or additional equity securities could result in substantial dilution to the Company's stockholders. Additionally, the Company may be unable to increase the size of the Company's credit facility, or to do so on terms that are acceptable to it, particularly in light of the current credit market conditions. If the amount of cash that the Company generates from operations is less than anticipated, it could also be required to extend the term beyond its December 2010 expiration date (or replace it with an alternate loan arrangement), and resulting debt payments thereunder could further inhibit the Company's ability to achieve profitability in the future.

55

Source: GLU MOBILE INC, 10-K, March 13, 2009

EDGR: Profile for EDGAR Online, Inc. - Yahoo! Finance

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EDGAR Online Inc. (EDGR)

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EDGAR Online Inc.
50 Washington Street
11th Floor
Norwalk, CT 06854
United States - Map
Phone: 203-852-5666
Fax: 203-852-5667
Web Site: http://www.edgar-online.com

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DETAILS

Index Membership:	N/A
Sector:	Technology
Industry:	Internet Information Providers
Full Time Employees:	90

BUSINESS SUMMARY

EDGAR Online, Inc. creates and distributes financial data and public filings for equities, mutual funds, and other publicly traded assets primarily in the United States. The company offers data that assists in the analysis of the financial, business, and ownership conditions of a company or investment vehicle. It provides its information products in the form of online end-user subscriptions, as well as through data licenses and data feeds. The company□s subscription services include I-Metrix and I-Metrix Professional, which offer a Web only service and allows users to do in-depth analysis via the Web and a Microsoft Excel add-in; EDGAR Pro that offers financial data, stock ownership, public offering data sets, and advanced search tools; and EDGAR Access, the company□s retail product that is available via single-seat and credit card purchase. Its data products comprise standardized and as-reported financial data, annual and quarterly financial statements, insider trades, institutional holdings, initial and secondary public offerings, Form 8-K disclosures, electronic prospectuses, and other investment instrument disclosure information. The company also engages in advertising and e-commerce activities. It sells its subscriptions and data feeds directly to end-users or embedded in other Web sites, and

CORPORATE GOVERNANCE

EDGAR Online Inc.'s Corporate Governance Quotient (CGQ®) as of 1-Oct-09 is better than **81.4%** of CGQ Universe companies and **61.5%** of Software & Services companies.
Brought to you by Institutional Shareholder Services.

View Financials

KEY EXECUTIVES

	Pay	Exercised
Mr. Phil Moyer , 43 Chief Exec. Officer, Pres	$ 385.00K	$ 0
Mr. John C. Ferrara CPA, 57 Chief Financial Officer	$ 187.00K	N/A
Mr. Stefan Chopin , 50 Chief Technology Officer	$ 317.00K	$ 258.00K
Ms. Sue Bratone Childs , 41 Exec. VP of Marketing & Bus. Devel.	$ 262.00K	$ 0
Mr. Paul Sappington , 46 Chief Software Officer and VP	N/A	N/A

Dollar amounts are as of 31-Dec-08 and compensation values are for the last fiscal year ending on that date. "Pay" is salary, bonuses, etc.

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10/28/2009

EDGR: Profile for EDGAR Online, Inc. - Yahoo! Finance

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through various data redistributors. The company□s consumers include financial, corporate, and advisory professionals working in financial institutions, such as investment funds, asset management firms, insurance companies and banks, stock exchanges, and government agencies, as well as in accounting firms, law firms, corporations, and individual investors. It has strategic alliances with Microsoft, R.R. Donnelley & Sons, CNW group, ThomsonReuters, JustSystems, Zephyr, and NYSSA. The company was formerly known as Cybernet Data Systems, Inc. and changed its name to EDGAR Online, Inc. in January 1999. EDGAR Online was founded in 1995 and is based in Norwalk, Connecticut.

Key Statistics

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EDGAR ONLINE INC - 10-K - 20090323 - FORM Page 48 of 60

Table of Contents

EDGAR ONLINE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share data)

(1) DESCRIPTION OF BUSINESS

EDGAR Online, Inc. ("EDGAR Online" or the "Company") was incorporated in the State of Delaware in November 1995 and launched its EDGAR Online web site in January 1996. The Company creates and distributes fundamental financial data and public filings for equities, mutual funds, and a variety of other publicly traded assets. The Company produces highly detailed data that helps in the analysis of the financial, business and ownership conditions of an investment. The Company has also developed proprietary automated data parsing, tagging and processing systems that allows for the rapid conversion of unstructured data into eXtensible Markup Languages ("XML"), eXtensible Business Reporting Language ("XBRL") and other formats, as well as tools for the easy viewing and analysis of this data. The Company's customers are generally financial, corporate and advisory professionals that work in financial institutions such as investment funds, asset management firms, insurance companies and banks, stock exchanges and government agencies, as well as accounting firms, law firms, corporations and individual investors.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) REVENUE RECOGNITION

We derive revenues from three primary sources: subscriptions to our web services, data and solutions and advertising and other e-commerce based revenues. Revenue from subscriptions is recognized ratably over the subscription period, which is typically twelve months. Revenue from data licenses is recognized over the term of the contract. Our data solutions sometimes involve some upfront one-time customization fees along with more traditional data licensing arrangements for the ongoing delivery of the data solution. In addition, some of our data solutions are billed on a time and materials basis, per service level agreements or for delivery of data. Upfront customization fees are recognized systematically over the expected customer relationship period. Revenue from time and materials based agreements and data delivery is recognized as the services and data are provided. Advertising and e-commerce revenue is recognized as the services are provided.

Revenue is recognized provided acceptance and delivery, if applicable, has occurred, collection of the resulting receivable is probable and no significant obligations remain. If amounts are received in advance of the services being performed, the amounts are recorded and presented as deferred revenues. Revenue is recognized net of any related state sales taxes charged and sales taxes payable are included in accrued expenses.

(b) COST OF REVENUES

Cost of revenues primarily consists of salaries and benefits of operations employees to produce data sets and create XBRL filings, fees paid to acquire data and the amortization of costs related to developing our I-Metrix products that were previously capitalized. These costs are applicable to all of the Company's revenue sources. In addition, for each period, online barter advertising expense is recorded equal to the online barter advertising revenue for that period.

(c) BARTER TRANSACTIONS

Barter advertising revenue relates to advertising placed on the Company's web site by other Internet companies in exchange for the Company's advertising placed on their web sites. Barter expenses reflect the expense offset to barter revenue. The amount of barter advertising revenue and expense is recorded at the estimated fair value of the services received or the services provided, whichever is more objectively determinable, in the month that banners are exchanged. The Company recognizes barter revenues only to the

F-7

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Limelight Networks, Inc. (LLNW)

At 11:46AM ET: **3.51** ↓ 0.09 (2.50%)

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Limelight Networks, Inc.
2220 West 14th Street
Tempe, AZ 85281
United States - Map
Phone: 602-850-5000
Fax: 602-850-5001
Web Site: http://www.limelightnetworks.com

DETAILS

Index Membership:	N/A
Sector:	Services
Industry:	Business Services
Full Time Employees:	301

BUSINESS SUMMARY

Limelight Networks, Inc. provides content delivery network (CDN) services in the United States, Europe, and the Asia Pacific. The company delivers content for traditional and emerging media companies or content providers, including businesses operating in the television, music, radio, newspaper, magazine, movie, videogame, software, and social media industries; online businesses operating e-commerce storefronts; and corporate or enterprise businesses that operate a Web site. Its services include LimelightDELIVER that provides HTTP/Web distribution of digital media files, such as video, music, games, software, and social media; and LimelightSTREAM, which provides on-demand and/or live streaming for various formats, including Adobe Flash, MP3 audio, QuickTime, RealNetworks RealPlayer, and Windows Media. The company also provides LimelightPS that offers professional services to help customers determine content distribution strategies, network architecture design, content storage infrastructure, live event execution, and practices for the design, deployment, and management of online Web infrastructure; and LimelightSUPPORT, which provides on-demand engineering resources that keep customers online initiatives a priority. In addition, Limelight Networks, Inc. offers a Web-based customer portal that provides management information reports and a

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CORPORATE GOVERNANCE

Limelight Networks, Inc.'s Corporate Governance Quotient (CGQ®) as of 1-Oct-09 is better than **36.9%** of Russell 3000 companies and **45.2%** of Software & Services companies.
Brought to you by Institutional Shareholder Services.

View Financials

KEY EXECUTIVES

	Pay	Exercised
Mr. Jeffrey Lunsford, 43 Exec. Chairman, Chief Exec. Officer and Pres	$ 715.00K	$ 0
Mr. Nathan F. Raciborski, 42 Co-Founder, Chief Technical Officer	$ 581.00K	$ 0
Mr. Michael M. Gordon, 52 Co-Founder and Chief Strategy Officer	$ 406.00K	$ 0
Mr. Douglas S. Lindroth, 42 Chief Financial Officer, Sr. VP and Treasurer	$ 156.00K	$ 0
Mr. David M. Hatfield, 41	$ 639.00K	$ 0

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LLNW: Profile for Limelight Networks, Inc. - Yahoo! Finance Page 2 of 2

download manager that simplifies the downloading process for the end user. The company was formerly known as Limelight Networks, LLC and changed its name to Limelight Networks, Inc. in August 2003. Limelight Networks, Inc. was founded in 2001 and is headquartered in Tempe, Arizona.

Key Statistics

Sr. VP of Products, Marketing & Sales

Dollar amounts are as of 31-Dec-08 and compensation values are for the last fiscal year ending on that date. "Pay" is salary, bonuses, etc. "Exercised" is the value of options exercised during the fiscal year.

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http://finance.yahoo.com/q/pr?s=LLNW 10/28/2009

Table of Contents

Limelight Networks, Inc.

Notes to Consolidated Financial Statements
December 31, 2008

1. Nature of Business

Limelight Networks, Inc. (the Company) is a provider of high-performance content delivery network (CDN) services. The Company delivers content for traditional and emerging media companies, or content providers, including businesses operating in the television, music, radio, newspaper, magazine, movie, videogame, software and social media industries as well as enterprises and government entities doing business online. The Company was formed in June 2001 as an Arizona limited liability company, Limelight Networks, LLC, and converted into a Delaware corporation, Limelight Networks, Inc., in August 2003. The Company has operated in the Phoenix metropolitan area since 2001 and elsewhere throughout the United States since 2003. The Company began international operations in 2004.

2. Summary of Significant Accounting Policies and Use of Estimates

Basis of Presentation

The consolidated financial statements include accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). These principles require management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the consolidated financial statements. Actual results and outcomes may differ from management's estimates, judgments and assumptions. Significant estimates used in these financial statements include, but are not limited to, revenues, accounts receivable and related reserves, useful lives and realizability of long-term asset, provision for litigation, capitalized software, income and other taxes and the fair value of share-based compensation. Estimates are periodically reviewed in light of changes in circumstances, facts and experience. The effects of material revisions in estimates are reflected in the consolidated financial statements prospectively from the date of the change in estimate. The results of operations presented in this Annual Report on Form 10-K are not necessarily indicative of the results that may be expected for the year ending December 31, 2009 or for any future periods.

As of January 1, 2008 the Company adopted statement No. 157, *Fair Value Measurements* (SFAS No. 157) for financial instruments. Although the adoption of SFAS No. 157 did not materially impact its financial condition, results of operations, or cash flow, the Company is now required to provide additional disclosures as part of its financial statements. See footnote 20 for additional disclosure regarding SFAS No. 157.

As of January 1, 2008 the Company adopted statement No. 159, *The Fair Value Option for Financial Assets and Financial Liabilities* (SFAS No. 159). The adoption of SFAS No. 159 did not materially impact its financial condition, results of operations, or cash flow.

Revenue Recognition

The Company recognizes service revenues in accordance with the SEC's Staff Accounting Bulletin No. 104, *Revenue Recognition*, and the Financial Accounting Standards Board's (FASB) Emerging Issues Task Force Issue No. 00-21, *Revenue Arrangements with Multiple Deliverables*. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectibility of the resulting receivable is reasonably assured.

At the inception of a customer contract for service, the Company makes an assessment as to that customer's ability to pay for the services provided. If the Company subsequently determines that collection from the customer is not reasonably assured, the Company records an allowance for doubtful accounts and bad debt

78

Source: Limelight Networks, Inc., 10-K, March 13, 2009

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Salary.com, Inc. (SLRY)

At 10:54AM ET: **2.97** 0.00 (0.00%)

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Salary.com, Inc.
160 Gould Street
Needham, MA 02494
United States - Map
Phone: 781-851-8000
Web Site: http://www.salary.com

DETAILS

Index Membership:	N/A
Sector:	Technology
Industry:	Application Software
Full Time Employees:	493

BUSINESS SUMMARY

Salary.com, Inc. provides on-demand compensation, payroll, human resource management, performance management, and competency management solutions in the human capital software-as-a-service (SaaS) market primarily in the United States. Its software applications, content, and consulting services help executives, line managers, and compensation professionals automate, streamline, and optimize critical talent management processes, such as market pricing, compensation planning, performance management, competency management, and succession planning. The company offers compensation management applications for enterprise customers that helps companies determine how much to pay new and existing employees and manage overall compensation programs; and performance management applications to assist customers in establishing and tracking performance goals, and link each employee□s pay to performance against these goals, as well as planning for talent needs and future succession. It also provides implementation and data configuration services, as well as assistance with the configuration of the company□s compensation, performance management, and HRMS/payroll solutions; and a series of consumer and e-commerce solutions through its Website to provide compensation information and tools. The company serves transportation, retail, publishing, consumer

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CORPORATE GOVERNANCE

Salary.com, Inc.'s Corporate Governance Quotient (CGQ®) as of 1-Oct-09 is better than **52.3%** of CGQ Universe companies and **33.7%** of Software & Services companies.
Brought to you by Institutional Shareholder Services.

View Financials

KEY EXECUTIVES

	Pay	Exercised
Mr. G. Kent Plunkett, 47 Founder, Chairman, Chief Exec. Officer and Pres	$ 287.00K	$ 0
Mr. Bryce Chicoyne, 39 Chief Financial Officer, Principal Accounting Officer, Sr. VP, Treasurer	$ 208.00K	$ 0
Mr. Yong Zhang, 41 Chief Operating Officer, Chief Technology Officer, Director and Pres of Global Operations	$ 389.00K	$ 0
Ms. Teresa A. Shipp, 47 Sr. VP of Sales	$ 296.00K	$ 8.00K
Mr. Andrew Linn, 50 Sr. VP of Global Data	N/A	N/A

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SLRY: Profile for Salary.com - Yahoo! Finance

Page 2 of 2

products, financial products and services, manufacturing, and healthcare industries. It sells enterprise solutions primarily through direct sales organization and through indirect channels. Salary.com, Inc. was founded in 1999 and is headquartered in Needham, Massachusetts.

Key Statistics

Products

Dollar amounts are as of 31-Dec-09 and compensation values are for the last fiscal year ending on that date. "Pay" is salary, bonuses, etc. "Exercised" is the value of options exercised during the fiscal year.

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10/28/2009

Table of Contents

SALARY.COM, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS

Salary.com, Inc. (the "Company") is a leading provider of on-demand human resource management systems ("HRMS")/payroll, compensation, performance management and competency management solutions in the human capital software-as-a-service ("SaaS") market. The Company's software, services and proprietary content help businesses and individuals manage pay and performance, as well as automate, streamline and optimize critical talent management processes. The Company's products include: CompAnalyst ®, a suite of on-demand compensation management applications that integrates the Company's data, third-party survey data and a customer's own pay data with a complete analytics offering; TalentManager ®, the Company's employee lifecycle performance management software suite which helps businesses automate performance reviews, streamline compensation planning, perform succession planning, and link employee pay to performance; and IPAS ®, a global compensation technology survey with coverage of technology jobs from clerk to chief executive officer in more than 70 countries. The Company also offers one of the largest libraries of leadership and job-specific competencies and a leading job-competency model to manage competencies by position. The Company was incorporated in Delaware in 1999 and its principal operations are located in Needham, Massachusetts. Since December of 2006, the Company has operated a facility in Shanghai, China, primarily for research and development activities. In August 2008, the Company acquired Infobasis Limited (Infobasis), a competency-based, learning and development software company, located in Abingdon, United Kingdom. On December 17, 2008, the Company acquired Genesys Software Systems, Inc. (Genesys), a leading provider of on-demand HRMS, benefits and payroll services. The Company conducts its business primarily in the United States, however, it expects to continue to expand its international business in the future.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Salary.com, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates these estimates and judgments, including those related to revenue recognition, valuation of long-lived assets, goodwill and intangible assets, acquisition accounting, income taxes, allowance for doubtful accounts, stock-based compensation and capitalization of software development costs eligible for capitalization. The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company invests its excess cash in money market accounts and overnight repurchase agreements. These investments are subject to minimal credit and market risks. At March 31, 2009 and 2008, the Company has classified as cash equivalents, investments totaling approximately $20.2 million and $33.5 million, respectively. The carrying amount of these investments approximates fair market value.

F-6

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WebMediaBrands Inc (WEBM)

At 11:27AM ET: **0.63** ↓ 0.02 (2.45%)

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WebMediaBrands Inc
475 Park Avenue South
4th Floor
New York, NY 10016
United States - Map
Phone: 212-389-2000
Fax: 212-725-4640
Web Site: http://www.webmediabrands.com

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DETAILS

Index Membership:	N/A
Sector:	Technology
Industry:	Information & Delivery Services
Full Time Employees:	641

BUSINESS SUMMARY

WebMediaBrands Inc. provides news, original information, career Web sites, and events for information technology (IT), business, media, and creative professionals worldwide. The company operates three online networks, including internet.com, which provides news, original information resources, and community to enterprise IT and business professionals, and developers; Mediabistro.com, a career and community site that includes job postings, educational courses, events, forums, original content, and a premium subscription service, as well as online training courses and seminars for media and creative professionals; and Graphics.com, which provides creative professionals with news, resources, online courses, and community information. WebMediaBrands Inc. also operates MediabistroEvents.com, which produces offline conferences and trade shows focusing on IT and business-specific topics; and JustTechJobs.com, a jobsite that brings together IT professionals and employers offering the ability to post jobs, search resumes, and manage that information with a set of online tools. The company was formerly known as Jupitermedia Corporation and changed its name to WebMediaBrands Inc. in February 2009. WebMediaBrands Inc. was founded in

CORPORATE GOVERNANCE

WebMediaBrands Inc's Corporate Governance Quotient (CGQ®) as of 1-Oct-09 is better than **85%** of CGQ Universe companies and **65.9%** of Software & Services companies.
Brought to you by Institutional Shareholder Services.

View Financials

KEY EXECUTIVES

	Pay	Exercised
Mr. Alan M. Meckler , 63 Chairman, Chief Exec. Officer, Pres and Chief Operating Officer	N/A	N/A
Mr. Donald J. O'Neill , 35 Chief Financial Officer, Chief Accounting Officer and VP	N/A	N/A
Mr. Bruce Morris , Sr. VP and Gen. Mang. of JupiterOnlineMedia division	N/A	N/A
Mr. Edward Grossman , Sr. VP and Gen. Mang. of Marketing & Operations	N/A	N/A
Mr. Mitchell S. Eisenberg J.D., Sr. VP and Gen. Counsel	N/A	N/A

Dollar amounts are as of 31-Dec-08 and compensation values are for the last fiscal year ending on that date. "Pay" is salary, bonuses, etc. "Exercised" is the value of options exercised during

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WEBM: Profile for WebMediaBrands Inc - Yahoo! Finance

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1999 and is headquartered in New York, New York.

the fiscal year.

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Key Statistics

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10/28/2009

Form 10-K Page 44 of 80

Table of Contents

WebMediaBrands Inc.
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2007 and 2008

1. THE COMPANY

WebMediaBrands Inc. (f/k/a Jupitermedia Corporation) ("WebMediaBrands" or the "Company") is a global provider of images, original information and events for information technology ("IT"), business and creative professionals. WebMediaBrands includes three distinct online networks: internet.com for IT and business professionals and for developers and Mediabistro.com and Graphics.com for media and creative professionals. WebMediaBrands also includes specialized career Web sites for select professional communities which can be found on Mediabistro.com and JustTechJobs.com. In addition, WebMediaBrands includes Mediabistro events, which produce offline conferences and trade shows focused on IT, media and business-specific topics.

As discussed in note 17, on February 23, 2009, we announced the closing of the previously announced sale of our Online images business to Getty Images, Inc. ("Getty Images") pursuant to the terms and conditions of a definitive stock purchase agreement dated October 22, 2008 by and between us and Getty Images (the "Agreement") for an aggregate purchase price of $96.0 million in cash, subject to a working capital purchase price adjustment (the "Sale"). Prior to the Sale, WebMediaBrands also included Jupiterimages, the Company's Online images business. Following the Sale, WebMediaBrands will account for the operations of its Online images business as a discontinued operation commencing in the first quarter of 2009 and its continuing operations will be comprised solely of the Online media business.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation. The consolidated financial statements include the accounts of WebMediaBrands and its majority-owned and wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue recognition. WebMediaBrands generates its revenues from two reportable segments: Online images and Online media.

Online images

Jupiterimages provides creative professionals with online access to photos, photo objects, clipart, animations, illustrations, Web graphics, footage clips, fonts, Flash movies and music. Paid subscription sites include JupiterimagesUnlimited.com, ComstockComplete.com, Photos.com, Ablestock.com, Clipart.com, LiquidLibrary.com, PhotoObjects.net, AnimationFactory.com, RoyaltyFreeMusic.com, JupiterGreetings.com and Stockxpert.com.

Revenue from subscriptions is recognized ratably over the subscription period. Deferred revenues relate to the portion of collected subscription fees that has not yet been recognized as revenue.

Jupiterimages also derives revenue from granting rights to use images and music that are downloaded or delivered on CD-ROMs. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. Delivery occurs upon shipment (CD-ROMs and transparencies) or the availability of the image or music for downloading by the customer. A product is considered delivered when it arrives at the customer's site via standard delivery methods of ground transportation or next day air delivery.

Jupiterimages has agreements with a number of distributors of images, music and footage clips, whereby the distributors make sales to third party customers and remit a percentage of the sales to Jupiterimages. Jupiterimages recognizes the revenue from the sale by the distributor based on the amount to be remitted to Jupiterimages from the distributor.

41

http://www.sec.gov/Archives/edgar/data/1083712/000119312509069536/d10k.htm 10/27/2009

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Image Entertainment, Inc. (DISK)

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Image Entertainment, Inc.
20525 Nordhoff Street
Suite 200
Chatsworth, CA 91311
United States - Map
Phone: 818-407-9100
Fax: 818-407-9151
Web Site: http://www.image-entertainment.com

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DETAILS

Index Membership:	N/A
Sector:	Services
Industry:	Movie Production, Theaters
Full Time Employees:	108

BUSINESS SUMMARY

Image Entertainment, Inc. operates as an independent licensee and distributor of entertainment programming in North America. It releases its library of exclusive content on various formats and platforms, including digital versatile disc, Blu-ray Disc, digital, broadcast television, cable, satellite, theatrical, and non-theatrical exploitation. The company offers an array of general and specialty content comprising feature films, comedy, music concerts, urban, theatre, documentaries, theatrical catalogue films, independent films, foreign films, youth culture/lifestyle, television, and gospel. As of September 18, 2009, it had approximately 3,200 DVD titles and 340 CD titles, as well as holds digital rights to approximately 2,000 video programs and

CORPORATE GOVERNANCE

Image Entertainment, Inc.'s Corporate Governance Quotient (CGQ®) as of 1-Nov-09 is better than **42%** of CGQ Universe companies and **33.1%** of Media companies.
Brought to you by Institutional Shareholder Services.

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KEY EXECUTIVES

	Pay	Exercised
Mr. Jeff M. Framer, 48 Pres, Chief Financial Officer and Principal Accounting Officer	$ 350.00K	$ 0
Mr. Derek Eiberg, 42 Chief Operating Officer	$ 250.00K	$ 0

http://finance.yahoo.com/q/pr?s=DISK 11/6/2009

DISK: Profile for Image Entertainment, Inc. - Yahoo! Finance

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approximately 300 audio titles containing approximately 5,100 individual tracks. The company also acquires rights to audio content for distribution via digital platforms and on CD in various genres and configurations, including albums, compilation CDs, stand-up comedy programs, broadway original cast recordings, and audio recordings from live concert event DVDs. Image Entertainment, Inc. sells its products to traditional retailers, specialty retailers, rental customers, Internet retailers, and wholesale distributors, as well as through alternative distribution, such as direct-to-consumer print catalogs, direct response campaigns, subscription service/club sales, home shopping television channels, other non-traditional sales channels, kiosks, and sub-distributors. The company was formerly known as Key International Film Distributors, Inc. and changed its name to Image Entertainment, Inc. in 1983. Image Entertainment, Inc. was founded in 1975 and is headquartered in Chatsworth, California.

Key Statistics

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Mr. William V. Bromiley, 47 Chief Acquisitions Officer	$ 350.00K	$ 0
Dawn A. Martens, Exec. Director of Corp. Affairs	N/A	N/A

Dollar amounts are as of 31-Dec-09 and compensation values are for the last fiscal year ending on that date. "Pay" is salary, bonuses, etc. "Exercised" is the value of options exercised during the fiscal year.

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11/6/2009

RNWK: Profile for RealNetworks, Inc. - Yahoo! Finance

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RealNetworks Inc. (RNWK)

At 11:19AM ET: **3.89** ↑ 0.11 (2.91%)

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RealNetworks Inc.
2601 Elliott Avenue
Suite 1000
Seattle, WA 98121
United States - Map
Phone: 206-674-2700
Fax: 206-674-2695
Web Site: http://www.realnetworks.com

DETAILS

Index Membership:	N/A
Sector:	Technology
Industry:	Internet Software & Services
Full Time Employees:	1,774

BUSINESS SUMMARY

RealNetworks, Inc. provides digital media services and software. The company□s Music segment owns and manages digital music products and services designed to provide consumers with access to digital music. It offers Rhapsody, a subscription and advertising-supported music service that offers conditional downloads and on demand streaming services; Rhapsody.com, a Web-based version of digital music service; Rhapsody MP3 music store, which enables consumers to purchase and permanently download individual digital music tracks; RadioPass, an Internet radio subscription service; and RealMusic that offers Internet radio and other music content. Its Consumer segment owns and operates digital games service that includes downloadable and online games products and subscription services focused on casual games for PC and other platforms. This segment distributes games in North America, Europe, Latin America, and Japan through its Websites operated under the RealArcade, GameHouse, Zylom, and Atrativa brands, and through Websites owned or managed by third parties. This segment also offers media software and services products, including RealPlayer media player software that enable consumers to discover, play, and manage audio and video programming on the Internet, as well as distributes third-party software products. The company□s Technology Products and Solutions segment consists of application

CORPORATE GOVERNANCE

RealNetworks Inc.'s Corporate Governance Quotient (CGQ®) as of 1-Oct-09 is better than **22.9%** of Russell 3000 companies and **31.5%** of Software & Services companies.
Brought to you by Institutional Shareholder Services.

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KEY EXECUTIVES

	Pay	Exercised
Mr. Robert Glaser , 47 Chairman, Chief Exec. Officer and Chairman of Strategic Transactions Committee	$ 329.00K	$ 0
Mr. Michael R. Eggers , 37 Chief Financial Officer, Principal Accounting Officer, Sr. VP of Fin. and Treasurer	$ 380.00K	$ 0
Mr. John Giamatteo , 41 Chief Operating Officer	$ 1.05M	$ 0
Mr. Michael Lunsford , 41 Exec. VP of Strategic Ventures	$ 700.00K	$ 0
Mr. Robert Kimball , 46 Exec. VP of Corp. Devel. & Law, Corp. Sec. and Gen. Counsel	$ 1.19M	$ 125.00K

Dollar amounts are as of 31-Dec-08 and

http://finance.yahoo.com/q/pr?s=RNWK

10/29/2009

RNWK: Profile for RealNetworks, Inc. - Yahoo! Finance Page 2 of 2

service provider services, which include ringback tones, music-on-demand, video-on-demand and messaging services, system software license sales, and intellectual property licensing. The company markets its products through games distribution network; broadband service providers, retailers, other partners, and mobile carriers; home entertainment hardware providers and MP3 manufacturers; Web sites; and hardware server companies, content aggregators, Internet service providers, and other hosting providers. RealNetworks, Inc. was founded in 1994 and is headquartered in Seattle, Washington.

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compensation values are for the last fiscal year ending on that date. "Pay" is salary, bonuses, etc. "Exercised" is the value of options exercised during the fiscal year.

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http://finance.yahoo.com/q/pr?s=RNWK 10/29/2009

Table of Contents

REALNETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2008, 2007, and 2006

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business. RealNetworks, Inc. and subsidiaries (RealNetworks or Company) is a leading creator of digital media services and software. Consumers use the Company's services and software, such as Rhapsody, RealArcade, and RealPlayer to find, play, purchase, and manage free and premium digital content, including music, games, and video. Broadcasters, cable and wireless communications companies, media companies and enterprises use the Company's digital media applications and services to create, secure and deliver digital media to PCs, mobile phones, portable music players and other consumer electronic devices and to provide entertainment services to their subscribers.

Inherent in the Company's business are various risks and uncertainties, including limited history of certain of its product and service offerings and its limited history of offering premium subscription services on the Internet. The Company's success will depend on the acceptance of the Company's technology, products and services and the ability to generate related revenue.

Basis of Presentation. The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

On August 20, 2007, RealNetworks and MTV Networks, a division of Viacom International Inc. (MTVN), created Rhapsody America LLC (Rhapsody America) to jointly own and operate a business-to-consumer digital audio music service. RealNetworks held a 51% interest in Rhapsody America as of December 31, 2008 and December 31, 2007. Rhapsody America's financial position and operating results have been consolidated into RealNetworks' consolidated financial statements since its formation in August 2007. The minority interest's proportionate share of income (loss) is included in Minority interest in Rhapsody America in the consolidated statements of operations and comprehensive income. MTVN's proportionate share of equity is included in Minority interest in Rhapsody America in the consolidated balance sheets.

The Company acquired 99.7% of WiderThan Co., Ltd. (WiderThan) during the three months ended December 31, 2006. The Company acquired substantially all of the remaining shares of WiderThan during the three months ended June 30, 2007. The accompanying consolidated financial statements include 100% of the financial results of WiderThan from the date of acquisition. The minority interest in the earnings of WiderThan for the year ended December 31, 2007 was nominal. The minority interest liability related to WiderThan as of December 31, 2006 was nominal.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In addition, current economic conditions may require the use of additional estimates, and certain estimates the Company currently makes are subject to a greater degree of uncertainty as a result of the current economic conditions.

Cash, Cash Equivalents, and Short-Term Investments. The Company considers all short-term investments with a remaining contractual maturity at date of purchase of three months or less to be cash equivalents.

The Company has classified as available-for-sale all marketable debt and equity securities for which there is determinable fair market value and there are no restrictions on the Company's ability to sell. Available-for-sale securities are carried at fair value, based on quoted market prices, with unrealized gains and losses reported as a separate component of shareholders' equity, net of applicable income taxes. All short-term investments have remaining contractual maturities of five years or less. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in other income, net.

64

INAP: Profile for Internap Network Services Corpo - Yahoo! Finance

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Internap Network Services Corp. (INAP)

At 11:39AM ET: **3.24** ↑ 0.11 (3.51%)

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Internap Network Services Corp.
250 Williams Street
Atlanta, GA 30303
United States - Map
Phone: 404-302-9700
Fax: 404-475-0520
Web Site: http://www.internap.com

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DETAILS

Index Membership:	N/A
Sector:	Technology
Industry:	Internet Software & Services
Full Time Employees:	404

BUSINESS SUMMARY

Internap Network Services Corporation delivers Internet solutions that enable companies to migrate business-critical applications to the Internet through a suite of network optimization and delivery products and services. The company□s IP Services segment offers managed intelligent routing services that provide connectivity and identify the path for customers□ traffic, as well as provides flow control platform, a premise-based routing hardware product. Its Data Center Services segment offers physical space for hosting customers□ network and other equipment; and associated services, such as redundant power and network connectivity, environmental controls, and security. The company□s CDN services segment enables customers to stream and distribute video, audio, and software to audiences through data centers, and to monetize their digital media assets via subscription and advertising-based business models. It offers MediaConsole content management tool that provides a system featuring media asset management, digital rights management, and support and detailed reporting tools enabling customers using one

CORPORATE GOVERNANCE

Internap Network Services Corp.'s Corporate Governance Quotient (CGQ®) as of 1-Oct-09 is better than **30%** of Russell 3000 companies and **38.7%** of Software & Services companies.
Brought to you by Institutional Shareholder Services.

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KEY EXECUTIVES

	Pay	Exercised
Mr. George E. Kilguss III, 48 Chief Financial Officer, Principal Accounting Officer and VP	$ 202.00K	N/A
Mr. Richard P. Dobb , Chief Admin. Officer, VP, Gen. Counsel and Company Sec.	$ 260.00K	N/A
Mr. Randal R. Thompson , 41 VP of Global Sales	$ 200.00K	N/A
Mr. Philip N. Kaplan , 42 Consultant	N/A	N/A

http://finance.yahoo.com/q/pr?s=INAP

10/29/2009

INAP: Profile for Internap Network Services Corpo - Yahoo! Finance

Page 2 of 2

application to manage and control access to their digital assets and view network conditions. In addition, the company offers Internet television solutions, professional services, small business services, and pre and post installation services. Further, its products and services based on content delivery network include route-optimized hybrid content delivery model; streaming services for flash and windows media; content delivery services, including file download; and managed server, content management, transcoding, video players, authentication, and virtualization technologies. It serves entertainment and media, financial services, healthcare, travel, e-commerce, retail, and technology industries. The company was founded in 1996 and is based in Atlanta, Georgia.

Key Statistics

Mr. J. Eric Cooney, 42 Chief Exec. Officer, Pres	N/A	N/A

Dollar amounts are as of 31-Dec-08 and compensation values are for the last fiscal year ending on that date. "Pay" is salary, bonuses, etc. "Exercised" is the value of options exercised during the fiscal year.

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10/29/2009

FLUID MUSIC CANADA, INC.
(FORMERLY FLUID MUSIC, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars, unless otherwise noted)

December 31, 2008

1. THE COMPANY AND NATURE OF BUSINESS

Fluid Music Canada, Inc., formerly Fluid Music, Inc. (the "Company"), re-domiciled from Nevada to Canada on June 17, 2008 in anticipation of its initial public listing ("IPO") on the Toronto Stock Exchange ("TSX"). The Company sold 13,500,000 common shares and raised gross proceeds of CDN$27 million from the IPO which was completed on June 19, 2008. The Company has compiled a music library of over five million songs, free from digital rights management ("DRM") restrictions, from a diverse network of producers including major labels, independent and emerging artists. The Company's business model has evolved, historically, the Company derived revenues from providing artist services and advertising.

On February 14, 2007, Fluid Audio Network, Inc ("Fluid Audio") entered into a plan and agreement of merger (the "Merger Agreement") with Freedom 20, Inc. ("Freedom 20") a Delaware company incorporated on June 27, 2006 for the purpose of pursuing a business combination. Concurrently with the execution of the Merger Agreement, Fluid Audio purchased all of the issued and outstanding shares of Freedom 20 for an aggregate purchase price of $1.00 and Freedom 20 became a wholly-owned subsidiary of Fluid Audio. Freedom 20 subsequently effected a short-form parent subsidiary merger, following which the separate existence of Fluid Audio was terminated and Freedom 20, the surviving entity, changed its name to "Fluid Media Networks, Inc." On May 17, 2007, the Company effected a corporate reorganization pursuant to which the Company was continued under the laws of the State of Nevada and all of the Company's business operations were transferred to Fluid Media Networks USA, Inc. (the "U.S. Subsidiary"), a newly incorporated Delaware wholly-owned subsidiary of the Company. Prior to the closing of the Offering, Fluid Music, Inc. was continued under the Canada Business Corporations Act. In addition to the U.S. Subsidiary, the Company has two wholly-owned subsidiaries, Fluid Audio Media, LLC, a limited liability company organized under the laws of Delaware and Trusonic, Inc., ("Trusonic") a privately held digital music company incorporated in Delaware that the Company purchased on October 17, 2007.

On December 21, 2007, the Company purchased certain assets of a privately held online digital music retail company called Audio Lunchbox, LLC ("ALB") which it continues to operate.

The notes following refer to "we", "us", "our", or "the Company", which means Fluid Music, Inc. (formally Fluid Media Networks, Inc.) and, unless the context otherwise requires, its subsidiaries.

Following the acquisition on October 17, 2007 of 100% of the outstanding shares of Trusonic, the Company primarily generates revenue by delivering music and messaging services to business clients across the Internet, largely on a subscription basis. Additionally, the Company is actively seeking acquisition opportunities, which could significantly change the nature of the Company's business.

Fluid's principal operating subsidiary, Trusonic, delivers music and messaging services across the Internet to a wide range of retail and hospitality businesses. While Management believes that Trusonic's overall future is bright, Management does not intend to deploy substantial additional capital in pursuit of growing the Trusonic business, as it has already invested significant capital and believes that the opportunity to generate super-normal returns through further investment is limited. Management believes that, in light of the difficult economic conditions, additional acquisitions are likely to offer the greatest potential returns on the use of the Company's capital.

8

UOMO MEDIA INC. - 10-K - 20090813 - FORM Page 31 of 92

UOMO Media Inc.
(Formerly First Source Data, Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
April 30, 2009 and 2008
(Amounts expressed in US dollars)

NOTE 1. ORGANIZATION, DESCRIPTION OF BUSINESS, DISCONTINUED OPERATIONS AND BASIS OF PRESENTATION

UOMO Media Inc. (the "Company") was incorporated under the laws of the State of Nevada on June 10, 2004 as First Source Data, Inc. and its business operations are primarily in Canada.

Prior to September 25, 2007, the Company was a marketing management and consulting service provider. The Company was in the development stage with its main objective being the development and commercialization of a business-to-business software product titled the "AdMeUp Network" which it was currently designing. The AdMeUp Network included online marketing software tools to be used to manage marketing campaigns. These operations have been discontinued.

As of September 25, 2007, the Company's line of business changed from providing online marketing management and consulting services to providing music publishing, digital music, production, and talent management services.

"First Source Data, Inc." no longer described the business activities that the Company is now engaged in. Therefore, effective October 30, 2007, the Company changed its name to "UOMO Media Inc." Further, the Company formed new wholly-owned subsidiaries in Canada as follows: UOMO Productions Inc., The NE Inc. (which is a wholly-owned subsidiary of UOMO Productions Inc.), UOMO Music Publishing Inc., and UOMO Songs Ltd. (which is a wholly-owned subsidiary of UOMO Music Publishing Inc.).

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries.

The Company's initial operations include: capital formation, organization, website construction, target market identification, research costs, promotional materials costs, and marketing planning.

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for consolidated financial information and the instructions for Form 10-K. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

NOTE 2. GOING CONCERN

The accompanying consolidated financial statements are prepared and presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, they do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company is in a development stage and is currently developing digital music and video Web 2.0 software with commercial usage expected in the future and has been able to generate some revenues from these activities. The Company has remained in the development stage as, to date, the Company has been in a start-up/investment phase of the new line of business activities, setting up new business relationships and future processes, and has been able to generate some revenues during the fiscal year.

Management does not believe that the Company's current cash of $16,321 is sufficient to cover the expenses that the Company will incur during the next twelve months. The company has negative working capital and has been in deficit since inception due to recurring losses. The Company's revenues generated in the past have been from ancillary services and operation of these services has been discontinued. The Company has embarked on a new line of business and revenues have begun to be generated. However, there is no guarantee that the Company can continue to generate sufficient cash to fund the development of its new line of business activities. The revenues generated are primarily from production activities which does not generate a regular stream of revenues.

http://yahoo.brand.edgar-online.com/EFX_dll/EDGARpro.dll?FetchFilingHtmlSection1?... 10/29/2009

Notes to Consolidated Financial Statements

1—Summary of Significant Accounting Policies

Business Description

LiveWire Mobile, Inc. (the "Company") is a provider of managed personalization services for mobile operators and mobile subscribers. The Company's offerings infuse personalization capabilities into traditional mobile communications that are easy to use for mobile subscribers and generate revenue for mobile operators. The Company's integrated managed service offerings include ringback tones, ringtones, full track downloads and other applications, as well as dedicated content and service marketing, integrated storefront management and merchandising. The Company sells these offerings as a managed service to mobile operators who then offer these services to their customers as a la carte purchases and through monthly subscriptions. Mobile operators brand and offer the Company's services to increase subscriptions and subscriber content consumption, and grow average revenue per user ("ARPU") and reduce subscriber turnover. The Company also sells its MyCaller ringback platform as a bundled product and service offering (including installation, maintenance and support, professional services, and training), which the Company refers to as a "cap-ex" arrangement. The Company sells its services and products primarily through its direct sales force as well as through channel partners.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation. All amounts disclosed in the notes to the consolidated financial statements relating to the consolidated statements of operations are presented on a continuing operations basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, management evaluates estimates related to the allowance for doubtful accounts and sales returns, write-down of excess and obsolete inventories to the lower of cost or market value, the realizability of goodwill and other long-lived assets, income taxes, restructuring and other related charges, and accounting for acquisitions and dispositions. Management establishes these estimates based on historical experience and various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Foreign Currency Translation

Assets and liabilities of the Company's subsidiaries operating outside the United States, which operate in a functional currency other than U.S. Dollars, are translated into U.S. Dollars using year-end exchange rates. Revenues and expenses are translated at the average exchange rates effective during the year. Foreign currency translation gains and losses are included as a component of accumulated other comprehensive income (loss) within stockholders' equity. Gains and losses resulting from foreign currency transactions are included in other income (expense), net. The foreign currency translation gain or loss generated by the re-measurement of our long term intercompany debt at each reporting period is recorded as a component of accumulated other comprehensive income (loss) within stockholders' equity, since the Company expects those loans to be permanently reinvested.

61

LVWR.PK: Profile for LIVEWIRE MOBILE - Yahoo! Finance Page 1 of 2

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LiveWire Mobile, Inc. (LVWR.PK)

At 3:57PM ET: **0.24**

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LiveWire Mobile, Inc.
One Monarch Drive
Suite 203
Littleton, MA 01460
United States - Map
Phone: 978-742-3100
Fax: 978-742-6965
Web Site: http://www.livewiremobile.com

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DETAILS

Index Membership:	N/A
Sector:	N/A
Industry:	N/A
Full Time Employees:	168

BUSINESS SUMMARY

LiveWire Mobile, Inc. provides managed personalization services for mobile operators and mobile subscribers. Its integrated managed services include ringback tones, ringtones, full track downloads, and other applications, as well as content and service marketing, integrated storefront management, and merchandising. The company sells its products and services primarily through its direct sales force, as well as through channel partners. It has operations in the Americas, Asia, Europe, the Middle East, and Africa. The company was formerly known as NMS Communications Corporation and changed its name to LiveWire Mobile, Inc. in December 2008. LiveWire Mobile, Inc. was founded in 1983 and is headquartered in Littleton, Massachusetts.

Key Statistics

CORPORATE GOVERNANCE

LiveWire Mobile, Inc.'s Corporate Governance Quotient (CGQ®) as of 1-Nov-09 is better than **68.2%** of CGQ Universe companies and **47.2%** of Software & Services companies.

Brought to you by Institutional Shareholder Services.

View Financials

KEY EXECUTIVES

	Pay	Exercised
Mr. Joel Hughes, 44 Chairman and Chief Exec. Officer	$ 229.00K	N/A
Mr. Todd D. Donahue, 35 Chief Financial Officer and Principal Accounting	$ 259.00K	N/A

http://finance.yahoo.com/q/pr?s=LVWR.PK 11/5/2009